                                                                     EXHIBIT 4.8


                          FIRST SUPPLEMENTAL INDENTURE
                          ----------------------------

                  THIS FIRST SUPPLEMENTAL INDENTURE, is entered into as of May 10, 1995, by and between Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), and National City Bank, a national banking association organized and existing under the laws of the United States, as trustee (the "Trustee").

                  WHEREAS, the parties entered into the Indenture dated as of May 1, 1994 (the "Original Indenture"), relating to the Company's senior debt securities;

                  WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of this First Supplemental Indenture to amend certain existing provisions for the benefit of Holders of all series of Securities;

                  WHEREAS, the Company and the Trustees are authorized to enter into this First Supplemental Indenture; and

                  NOW, THEREFORE, the Company and the Trustee agree as follows:

                  Section 1. RELATION TO INDENTURE. This First Supplemental Indenture supplements the Original Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

                  Section 2. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein are used as defined in the original Indenture.

                  Section 3. MAINTENANCE OF UNENCUMBERED REAL ESTATE ASSET VALUE. Section 1011 of the Indenture is deleted in its entirety and replaced with the following:

                           Section 1011. MAINTENANCE OF UNENCUMBERED REAL ESTATE
                  ASSETS. The Company will at all times maintain an Unencumbered Real Estate Asset Value of not less than 135% of the aggregate principal amount of all outstanding unsecured Debt of the Company and its Subsidiaries.



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                  Section 4. COUNTERPARTS. This First Supplemental Indenture may
be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  Section 5. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  Section 6. CONCERNING THE TRUSTEE. The Trustee shall not be responsible for any recital herein (other than the third recital as it appears as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by the Company of this First Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                           DEVELOPERS DIVERSIFIED REALTY
                                                  CORPORATION



/s/ Joan U. Allgood                               By: /s/ James A. Schoff
Title:                                             Name:    James A. Schoff
                                                   Title:   Executive Vice
                                                            President and Chief
                                                            Operating Officer

Attest:                                           NATIONAL CITY BANK, as Trustee



/s/ N. Hartofillis                                By: /s/ David B. Davis
Title: Trust Officer                               Name:    David B. Davis
                                                   Title:   Vice President



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STATE OF OHIO                       )
                                    )       SS:
COUNTY OF CUYAHOGA                  )

                  On the 15th day of May, 1995, before me personally came JAMES
A. SCHOFF, to me known, who, being by me duly sworn, did depose and say that he resides at Shaker Hts., Ohio, that he is the Executive Vice President and Chief Operating Officer of DEVELOPERS DIVERSIFIED REALTY CORPORATION, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

[Notarial Seal]

                                            /s/ Elizabeth A. Berry
                                            Notary Public
                                            COMMISSION EXPIRES





STATE OF OHIO                       )
                                    )       SS:
COUNTY OF CUYAHOGA                  )

                  On the 16th day of May, 1995, before me personally came DAVID
B. DAVIS, to me known, who, being by me duly sworn, did depose and say that he resides at North Ridgeville, Ohio, that he is the Vice President of NATIONAL CITY BANK, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

[Notarial Seal]

                                            /s/ Jeanette Peplowski
                                            Notary Public
                                            COMMISSION EXPIRES



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